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                                                                     EXHIBIT B

                                AMENDMENT NO.1 TO

                          AGREEMENT AND PLAN OF MERGER

      AMENDMENT NO.1, dated as of June 8, 2007 (hereinafter called this "Amendment"), to that certain Agreement and Plan of Merger (the "Agreement and Plan of Merger"), dated as of May 15, 2007, among 21st Century Insurance Group, a Delaware corporation (the "Company"), American International Group, Inc., a Delaware corporation ("Parent"), and AIG TW Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"). Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement and Plan of Merger.

                                    RECITALS

      WHEREAS, the Company, Parent and Merger Sub desire to make a certain amendment to the Agreement, pursuant to Section 9.2 of the Agreement and Plan of Merger;

      NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

      1. Section 7.2(d) of the Agreement and Plan of Merger is hereby amended and restated in its entirety to read as follows:

      Governmental Consents. All Company Approvals, Parent Approvals and Governmental Consents shall have been obtained or made, and shall have been obtained without the imposition of any term, condition or consequence the acceptance of which would constitute an Adverse Condition.

      2. This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.



                            [Signature Page Follows]



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      IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                           21ST CENTURY INSURANCE GROUP

                           By: /s/ Michael J. Cassanego
                               Name:  Michael J. Cassanego
                               Title: Senior Vice President, Secretary and
                                      General Counsel



                           AMERICAN INTERNATIONAL GROUP, INC.

                           By: /s/ Brian T. Schreiber
                               Name:  Brian T. Schreiber
                               Title: Senior Vice President - Strategic Planning



                           AIG TW CORP.

                           By: /s/ Brian T. Schreiber
                               Name:  Brian T. Schreiber
                               Title: President




                         [Amendment No.1 Signature Page]